                                                                     EXHIBIT 23

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated May 19, 1995 included in Thomas Nelson, Inc.'s annual report to shareholders. In addition, we hereby consent to the incorporation of our reports incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 33-80086).


                                                    /s/ Arthur Andersen LLP
                                                    -----------------------
                                                        ARTHUR ANDERSEN LLP

Nashville, Tennessee
June 23, 1995